Exhibit 99.1

MIMEDX Appoints Joseph H. Capper as Chief Executive Officer and Director

Highly experienced and accomplished three-time healthcare CEO with a proven track record of substantial value creation to lead MIMEDX

MARIETTA, Ga., January 30, 2023 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), a pioneer and leader in placental biologics, today announced that its Board of Directors has appointed Joseph H. Capper as the Company’s Chief Executive Officer and a director of the Company, effective immediately. Todd Newton, who has served as the Company’s interim CEO since September 2022 will remain in his role on the Board of Directors.

Mr. Capper joins MIMEDX with nearly 30 years of MedTech and Life Sciences experience. He has successfully led several organizations, most recently serving as the CEO of BioTelemetry, where he guided the company through a significant turn-around, taking BioTelemetry from a micro-cap company and culminating with its acquisition by Royal Philips for $2.8 billion. Prior to BioTelemetry, Joe served as President and CEO of both Home Diagnostics and CCS Medical, which were also acquired at substantial premiums from Mr. Capper’s entry. Joe brings with him a wealth of commercial experience, having held several leadership roles earlier in his career during the decade he spent with Bayer AG. Additionally, Mr. Capper was an officer in the U.S. Navy serving with distinction as a naval aviator. He received his undergraduate degree in Accounting from West Chester University and MBA in International Finance from George Washington University.

“We are thrilled to welcome Joe to MIMEDX as the new CEO,” stated M. Kathleen Behrens, Ph.D., Chairperson of MIMEDX’s Board. “Over the past several months, the search committee has conducted an evaluation of very strong candidates for this role. Our focus has been to find an experienced executive, with a track record of delivering results, who shares in our enthusiasm for the future of this Company. In Joe, we believe we have found a proven and dynamic leader that combines a wealth of experience in MedTech and a track record of numerous value-creating achievements over the course of his career. Joe has demonstrated the ability to lead large organizations, drive sustained growth and clearly understands how to maximize the value of an organization.”

“I am extremely excited for the opportunity to lead MIMEDX at this pivotal juncture in the company’s evolution,” stated Mr. Capper. “I was attracted to MIMEDX as it possesses key components which are essential for future success: market-leading technology, a rich product pipeline, an experienced commercial leadership team and a strong financial profile. There is a growing need from clinicians and patients for better solutions to aid in the healing process. With the right strategic focus, targeted investments, and a culture of execution, I am confident MIMEDX will be poised for significant growth. I believe there will be no shortage of opportunities for us to expand and profitably scale this business. I look forward to applying my decades of experience to improve patient care and to maximize the full potential of MIMEDX.”

Dr. Behrens continued, “On behalf of the MIMEDX Board of Directors, I want to thank Todd Newton for his extraordinary work and leadership as interim CEO. Todd’s tenure in this role was marked by decisive management and execution, with several accomplishments during a short period of time that we believe have made MIMEDX a stronger Company.”

As a result of today’s announcement, the Board has been increased in size to nine members.

Inducement Grants

The Company also announced that the Compensation Committee of the Board of Directors of the Company approved inducement awards under Nasdaq Listing Rule 5635(c)(4) consisting of 3,300,000 performance stock units (“PSUs”) and a non-qualified stock option (“Option”) to purchase 3,600,000 shares of the Company’s common stock with an exercise price equal to $3.70 per share (the closing price per share of the Company’s common stock as reported on the NASDAQ on January 27, 2023) as a material inducement to his hiring as Chief Executive Officer of the Company.

The PSUs will vest over a four year performance period ending December 31, 2026 based upon the achievement of specified performance conditions, subject to Mr. Capper’s continued employment except in the case of Mr. Capper’s death or disability. Vesting of PSUs will accelerate upon a deemed termination of employment without Cause upon a Change in Control of the Company occurring prior to the end of the performance period and while Mr. Capper is in continuous service as follows: if Mr. Capper has been in the Company’s employment for at least one year prior to the Change in Control, the PSUs will vest, measured at target (or actual performance, if higher), and if Mr. Capper has been employed for less than one year the PSUs will vest pro-rata based on the number of days employed in relation to the performance period, measured at target (or actual performance, if higher).

The Option will vest over a four year period ending January 31, 2027 based upon the achievement of share price performance goals, and subject to Mr. Capper’s continued employment 25% each year of the performance period. Vesting of the Option will accelerate upon a Change in Control of the Company, to the extent actual performance was achieved, subject to Mr. Capper’s continued employment on the Change in Control (except if Mr. Capper’s employment is terminated without Cause or for Good Reason within three months prior to the Change in Control) as follows: if Mr. Capper has been in the Company’s employment for at least one year prior to the Change in Control, the Option will vest measured at actual performance, and if Mr. Capper has been employed for less than one year the Option will vest pro-rata based on the number of days employed in relation to the performance period, measured at actual performance. In the event Mr. Capper’s employment is terminated by the Company without Cause or he terminates his employment for Good Reason, the Option will become vested and exercisable to the extent the share price performance goals were attained during Mr. Capper’s employment. The Option includes a one year post-termination exercise period, to the extent vested, and will expire on February 1, 2030.

The PSUs and Option were all granted outside the terms of the Company’s 2016 Equity and Cash Incentive Plan and approved by the Company’s Compensation Committee of the Board of Directors in reliance on the employment inducement exemption under NASDAQ Listing Rule 5635(c)(4), which requires public announcement of inducement awards. Pursuant to the requirements of that rule, the Company is issuing this press release.

About MIMEDX

MIMEDX is a pioneer and leader in placental biologics, developing and distributing placental tissue allografts to help address unmet clinical needs in multiple sectors of healthcare, including the Advanced Wound Care market as well as in surgical recovery settings. MIMEDX is also focused on advancing a promising late-stage pipeline opportunity targeted at decreasing pain and improving function for patients with knee osteoarthritis. Our products are derived from human placental tissues and processed using our proprietary methods, including the Company’s own PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

MIMEDX Safe Harbor Statement

Some of the information and statements contained in this press release and certain oral statements made from time to time by representatives of MIMEDX constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that do not directly or exclusively relate to historical facts. Forward-looking statements include statements regarding: (i) our confidence that with the right strategic focus, targeted investments, and a culture of execution, MIMEDX will be poised for significant growth; and (ii) our belief that there will be no shortage of opportunities for us to expand and profitably scale our business. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect our operations and may cause our actual actions, results, financial condition, performance or achievements to differ materially from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed in the Risk Factors section of the Company’s most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Contact

Matt Notarianni

Investor Relations

470-304-7291

mnotarianni@mimedx.com